EXHIBIT 3.1
DEAN HELLER
SECRETARY OF STATE                                      FILED# C34066-00
204 NORTH CARSON STREET, SUITE 1
CARSON CITY, NEVADA  88701-4299                            JUL 20 2004
(775) 684-5708                                          IN THE OFFICE OF
WEBSITE: SECRETARYOFSTATE.BIZ                    DEAN HELLER, SECRETARY OF STATE

     Certificate of Amendment
  (PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                          FOR NEVADA PROFIT CORPORATION

          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:

EL CAPITAN PRECIOUS METALS, INC.

2. The articles have been amended as follows (provide article numbers, if available):

The Fourth Article is deleted in its entirety and the following is substituted in lieu thereof:

FOURTH. The aggregate number of capital stock shares which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which One Hundred Million (100,000,000) shares shall be common stock, $.001 par value, and Five Million shares shall be preferred stock, $.001 par value. The board of Directors shall have the authority to divide the preferred shares into series and to fix by resolution the voting powers, designation, preference, and relative participating, option or other special rights, and the qualifications, limitations or restrictions of the shares of any series so established.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 64.8%

4. Effective date of filing (optional): 7/23/04

5. Officer Signature (required): s/Charles C. Mottley, President .

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.  See attached fee schedule.

                                                       Nevada Secretary of State
                                                        NRS 78.385 Amend 2003
                                                         Revised on: 11/03/03
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                            CERTIFICATE OF AMENDMENT

                          TO ARTICLES OF INCORPORATION

                         FOR NEVADA PROFIT CORPORATIONS

          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                                                               FILED # C34066-00
                               DML SERVICES, INC.
                                                         APRIL 11 2003
                                                        IN THE OFFICE OF
                                                 DEAN HELLER, SECRETARY OF STATE

1.  THE NAME OF THE CORPORATION IS: DML SERVICES, INC.

2.  THE ARTICLES HAVE BEEN AMENDED AS FOLLOWS:

     ARTICLE FIRST IS AMENDED TO READ AS FOLLOWS:

     "FIRST. THE NAME OF THE CORPORATION IS: EL CAPITAN  PRECIOUS  METALS, INC."

3. THE VOTE BY WHICH THE STOCKHOLDERS HOLDING SHARES IN THE CORPORATION ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR AS MAY BE REQUIRED BY THE PROVISIONS OF THE ARTICLES OF INCORPORATION HAVE BEEN VOTED IN FAVOR OF THE AMENDMENT IS: 10,040,000.

4.  OFFICER SIGNATURE:

S/MICHAEL FLORES

MICHAEL FLORES, PRESIDENT

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FILED #C34066-00
                                            ARTICLES OF INCORPORATION
DEC 20 2000                                            OF

IN THE OFFICE OF                                DML SERVICES, INC.
DEAN HELLER, SECRETARY OF STATE

                 FIRST. The name of the corporation is:

                                    DML SERVICES, INC.

                 SECOND. Its principle office in the State of Nevada is located at 251 Jeanell Dr. Suite 3, Carson City, NV 89703, although this Corporation may maintain an office, or offices, in such other place within or without the state of Nevada as may from time to time be designated by the Board of Directors, or by the by-laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

                 THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including but not limited to the following:
                 (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.
                 (B) may at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.
                 (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.
                 (D) Shall have power to sue and be sued in any court of law or equity.
                 (E) Shall have power to make contracts.
                 (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same devise or bequest in the State of Nevada, or any other state, territory or country.

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                 (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.
                 (H) Shall have power to make by-laws not inconsistent with the constitution of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.
                 (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.
                 (J) Shall have power to adopt and use a common seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such non-use shall not in any way affect the legality of the document.
                 (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.
                 (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and while owners of such stock, bonds, securities or evidences of indebtedness, to
           exercise  all  the  rights,   powers  and  privileges  of  ownership,
           including the right to vote, if any.
                 (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.
                 (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

                 (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, or any amendment thereof.
                 (P) Shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.
                  (Q) Shall have the power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

                  FOURTH. That the voting common stock authorized may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with a nominal or par value of .001 and no other class of stock shall be authorized. Said shares with a nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.
                  FIFTH. The governing body of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall be reduced to no less than one (1). The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:

                  NAME                              POST OFFICE ADDRESS
          Sara A. Zaro                              251 Jeanell Dr. Suite 3
                                                    Carson City, NV  89703

                  SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

                  SEVENTH.   The   name   and  post   office   address   of  the
          incorporator(s) signing the Articles of Incorporation is as follows:

                  NAME                              ADDRESS
          Sara A. Zaro                              251 Jeanell Dr. Suite 3
                                                    Carson City, Nevada  89703

                  EIGHTH. The resident agent for this corporation shall be:

                        CORPORATE ADVISORY SERVICE, INC.

          The address of said agent, and, the principle or statutory address of this corporation in the State of Nevada is.
                            251 Jeanell Dr. Suite 3,
                            Carson City, Nevada 89703

                  NINTH. The corporation is to have perpetual existence.

                  TENTH.  In  furtherance  and not in  limitation  of the powers conferred by statute, the Board of Directors is expressly authorized:
                          Subject to the By-Laws, if any, adopted by the stockholders, to make, alter or amend the By-Laws of the Corporation.
                          To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.
                          By the resolution passed by a majority of the whole Board, to consist of one (1) or more committees, each committee to consist of one or more directors of the corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

                           When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for the purpose, or when authorized by written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

                  ELEVENTH. No Shareholder shall be entitled as a matter of right to subscribe for, or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as is in its discretion it shall deem advisable.

                  TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act of omission of any such director of officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section
          78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                  THIRTEENTH. This Corporation reserves the right to amend, alter, change, in any manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

                           I, THE UNDERSIGNED, being the Incorporator Herein before named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my hand this 19th. day of December, 2000.


                         /s/Sara Zaro
                        ----------------------------



          Corporate Advisory Service, Inc. does hereby accept as Resident Agent for the previously named Corporation.

          Corporate Advisory Service, Inc.

             /s/Sara Zaro                                          12/19/00
          ---------------------------------------             ------------------
          By Sara A. Zaro, Vice President                            Date